UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 17, 2006

AVISTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Twin Dolphin Drive, Suite 360
Redwood Shores, California 94065

(Address of principal executive offices, including zip code)

(650) 610-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1   Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

Sony Patent License Agreement

On July 17, 2006, Avistar Communications Corp. and its wholly-owned subsidiary, Collaboration Properties, Inc. (CPI), announced that they had entered into a Patent License Agreement with Sony Corporation (Sony), a Japanese corporation, and Sony Computer Entertainment, Inc. (SCEI), a Japanese corporation.  Under the license agreement, CPI granted Sony and its subsidiaries a license to all of CPI’s patents with a filing date on or before January 1, 2006 for the specific field of use relating to video conferencing. The license covers Sony’s video conferencing apparatus as well as other products, including video-enabled personal computer products and certain SCEI’s PlayStation products.

As partial consideration for the licenses granted under the agreement, Sony has agreed to make an upfront license payment of US $5,000,000 and SCEI has agreed to make future royalty payments relating to the sale in certain countries, including the United States, of certain SCEI products.

The press release issued by Avistar on July 17, 2006 is attached as Exhibit 99.1.

Section 9.   Item 9.01.   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated July 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

	By:	/s/ Robert J. Habig
Robert J. Habig
Chief Financial Officer

Date: July 20, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated July 17, 2006